As filed with the Securities and Exchange Commission on August 25, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELECOMMUNICATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	52-1526369
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

275 West Street,
Annapolis, MD 21401
(410) 263-7616
(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Maurice B. Tosé
President, Chief Executive Officer and Chairman of the Board
TeleCommunication Systems, Inc.
275 West Street
Annapolis, Maryland 21401
(410) 263-7616
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

With a Copy to:

Wm. David Chalk
DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, Maryland 21209
Telephone: (410) 580-4120
Facsimile: (410) 580-3120

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price Per	Aggregate	Amount of
to be Registered	Registered(1)	Share(1)	Offering Price(2)(3)(4)	Registration Fee
Class A Common Stock, par value $0.01 per share(4)
Preferred Stock
Debt Securities(4)
Warrants(4)(5)
Units(4)(5)
Total			$150,000,000.00	$8,370.00

(1)	Not applicable pursuant to Form S-3 General Instruction II(D).
(2)	The Registrant is hereby registering an indeterminate amount and number of each identified class of the identified securities up to a proposed maximum aggregate offering price of $150,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(3)	If any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered. If any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in United States (U.S.) dollars at the time of initial offering.
(4)	In addition to the securities issued directly under this registration statement, we are registering an indeterminate number of shares of Class A common stock and preferred stock as may be issued upon conversion or exchange of the securities issued directly under this registration statement. No separate consideration will be received for any shares of Class A common stock or preferred stock so issued upon conversion or exchange.
(5)	Includes warrants to purchase Class A common stock, warrants to purchase preferred stock and warrants to purchase debt securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 25, 2009

$150,000,000

TELECOMMUNICATION SYSTEMS, INC.

Class A Common Stock

Preferred Stock

Debt Securities

Warrants to Purchase Class A Common Stock, Preferred Stock or Debt Securities and Units

We may from time to time in one or more offerings, offer and sell up to $150,000,000 aggregate dollar amount of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), preferred stock, debt securities, warrants to purchase Class A Common Stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We will provide the specific terms for each of these securities in supplements to this prospectus. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in the accompanying prospectus supplement applicable to the sale of such securities. You should read carefully this prospectus and any supplement before you invest.

Where necessary, the applicable prospectus supplement will contain information about certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

Shares of our Class A Common Stock are traded on the Nasdaq Global Market under the symbol “TSYS.”

Investing in our securities involves risk. See “Risk Factors” noted on page 2.

This prospectus may not be used to offer or sell any securities unless it is accompanied by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time in one or more offerings sell shares of our Class A Common Stock, preferred stock, debt securities or warrants to purchase Class A Common Stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $150,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any related free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

ii

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 2, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms “TCS”, “we”, “us” and “our” refer to TeleCommunication Systems, Inc. and its subsidiaries as a combined entity, except where it is made clear that such terms mean only TeleCommunication Systems, Inc.

Overview

We develop and apply highly reliable wireless data communications technology, with an emphasis on text messaging, location-based services including enhanced 9-1-1 (E9-1-1) for wireless carriers and Voice over Internet Protocol (VoIP) service providers, and secure satellite-based communication solutions for government customers. Our business is conducted through two operating segments, Commercial (46% of 2008 revenue) and Government (54% of 2008 revenue).

Commercial Segment:  Our carrier services and systems products enable wireless carriers to deliver short text messages, location information, internet content, and other enhanced communication services to and from wireless phones. We provide E9-1-1 services, commercial location-based services, and inter-carrier text message distribution services on a hosted, or service bureau basis, that is, customers use our software functionality through connections to and from our network operations centers, paying us monthly fees based on the number of subscribers, cell sites, call center circuits, or message volume. We provide hosted services under contracts with wireless carrier networks, as well as VoIP service providers. We earn subscriber revenue through wireless applications including our navigation and traffic application which are available via many wireless carriers. We earn carrier software-based revenue through the sale of licenses, deployment and customization fees and maintenance fees. Pricing is generally based on the volume of capacity purchased from us by the carrier. As of June 30, 2009, we had deployed more than 125 of our software systems in wireless carrier networks around the world in addition to providing technology on a hosted bases to many others.

Government Segment:  Since our founding in 1987 we have provided communication systems integration, information technology services, and software solutions to the U.S. Department of Defense and other government customers. We also own and operate secure satellite teleport facilities, and resell access to satellite airtime (known as space segment.) We design, furnish, install and operate wireless and data network communication systems, including our SwiftLink® deployable communication systems which incorporate high speed, satellite, and internet protocol technology. SwiftLink® is a our trademarks or service mark. This prospectus also contains trademarks, trade names and services marks of other companies that are the property of their respective owners.

As of August 18, 2009, we have 88 patents, primarily for wireless messaging and location technology, and 250 patent applications pending. We employ approximately 650 people.

SECURITIES WE MAY OFFER

We may offer shares of Class A Common Stock, preferred stock, debt securities or warrants to purchase Class A Common Stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $150,000,000 of securities under this prospectus.

THE COMPANY

We are a Maryland corporation founded in 1987 with headquarters at 275 West Street, Annapolis, Maryland 21401. Our telephone number is (410) 263-7616 and our Web address is www.telecomsys.com. The information contained on our Web site does not constitute part of this prospectus. All of our filings with the Securities and Exchange Commission are available through a link on our website.

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as any amendments thereto reflected in subsequent filings with the SEC filed with the SEC and in our quarterly report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety. Each of these risk factors could have a material adverse effect on our business, financial position, results of operations or cash flows, which may result in the loss of all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors and were derived utilizing numerous important assumptions that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Prospective investors are cautioned not to place undue reliance on these forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and are not historical facts. Factors and assumptions involved in the derivation of forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. These factors and assumptions may have an impact on the continued accuracy of any forward-looking statements that we make. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

RATIO OF EARNINGS TO FIXED CHARGES

We present below our ratio of earnings to fixed charges. For purposes of computing the ratio of earnings to fixed charges, earnings represent (1) earnings from continuing operations before income taxes, plus (2) fixed charges, plus (3) amortized premiums and discounts related to indebtedness and interest expense. Fixed charges include interest on indebtedness (whether expensed or capitalized) and amortization of debt discounts we believe to be representative of interest.

	Year Ended December 31,
	Six Months Ended
	June 30,
	2009	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	41.8 to 1	23.5 to 1	—	1.6 to 1	—	—

For the years ending December 31, 2007, 2005, and 2004 earnings, as defined above, were $0.9 million, $4.3 million, and $14.5 million, respectively, less than fixed charges.

As of August 25, 2009, we do not have any preferred stock authorized.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes, including working capital. In addition, our use of proceeds may include the repayment or refinancing of indebtedness or the acquisition of complementary products or companies.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement.

The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

SECURITIES WE MAY OFFER

We may offer shares of Class A Common Stock, shares of preferred stock, debt securities or warrants to purchase Class A Common Stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $150,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our capital stock that we may offer in offerings under this prospectus. For the complete terms of our capital stock, please refer to our charter and by-laws, which are exhibits to the registration statement that includes this prospectus. The terms of our capital stock may also be affected by Maryland law.

Common Stock

As of June 30, 2009, pursuant to our charter, we are authorized to issue 300,000,000 shares of capital stock, of which 225,000,000 shares are classified as Class A Common Stock and 75,000,000 shares are classified as Class B common stock, par value $0.01 per share (“Class B Common Stock” collectively with the Class A Common Stock, the “Common Stock”). As of June 30, 2009, there were 41,244,640 shares of Class A Common Stock issued and outstanding and 6,491,334 shares of Class B Common Stock issued and outstanding.

The holders of our Class A Common Stock and Class B Common Stock have substantially similar rights, except that the holders of our Class A Common Stock are entitled to one vote per share and holders of our Class B Common Stock are entitled to three votes per share on all matters submitted to a vote of the stockholders. The holders of our Class A Common Stock and Class B Common Stock will generally vote as a single class on all matters upon which stockholders have a right to vote. Each share of our Class B Common Stock is convertible at any time, at the option of the holder, into one share of our Class A Common Stock. Each share of our Class B Common Stock will convert automatically into one share of our Class A Common Stock upon transfer, with limited exceptions for transfers to related parties and estate-planning transfers and certain permitted pledges. Once converted into shares of our Class A Common Stock, shares of our Class B Common Stock will be cancelled and not reissued. Neither the Class A Common Stock nor the Class B Common Stock may be subdivided or combined unless the shares of the other class are subdivided or combined in the same proportion. Shares of our Class B Common Stock are not being registered under this prospectus and currently we have no plans to offer any shares of our Class B Common Stock in the future.

Holders of both our Class A Common Stock and Class B Common Stock are entitled to receive dividends, if any, as our Board of Directors (the “Board”) may declare out of legally available funds, on a ratable basis, subject to preferences that may be applicable to any then-outstanding preferred stock. We may not make any dividend or distribution to any holder of either class of our Common Stock unless simultaneously with such dividend or distribution we make the same dividend or distribution with respect to each outstanding share of the other class of Common Stock. In the case of a dividend or other distribution payable in shares of a class of Common Stock, including distributions pursuant to stock splits or divisions of our capital stock, only shares of our Class A Common Stock may be distributed with respect to Class A Common Stock and only shares of our Class B Common Stock may be distributed with respect to Class B Common Stock. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of the Common Stock, is payable in shares of a class of Common Stock, the number of shares of each class of Common Stock payable per share of such class of Common Stock shall be equal in number.

In the event of a liquidation, dissolution, or winding up of our company, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after payment of all of our liabilities and the liquidation preferences of any preferred stock then outstanding. Holders of our Common Stock have no preemptive rights, subscription rights or conversion rights, except as described above. There are no redemption or sinking fund provisions applicable to our Common Stock.

The rights, preferences and privileges of holders of our Class A Common Stock and holders of our Class B Common Stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. A Maryland corporation may provide, however, in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon.

Preferred Stock

As of June 30, 2009, pursuant to our charter, our Board has the authority, without further action by the holders of Common Stock, to issue shares of preferred stock in one or more classes or series and to fix the relative designations, powers, preferences and privileges of the preferred stock, any or all of which may be greater than the rights of the Common Stock. Our Board, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. Preferred stock could thus be issued quickly with terms that could delay or prevent a change in control of us or make removal of our management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our Class A Common Stock and may adversely affect the voting and other rights of the holders of our Class A Common Stock and Class B Common Stock. As of June 30, 2009, we do not have any preferred stock authorized or outstanding.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the Board by filing articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including, but not limited to:

•	the distinctive designation and the maximum number of shares in the series;

•	the terms on which dividends, if any, will be paid;

•	the voting rights, if any, on the shares of the series;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any; and

•	any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable articles supplementary for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

Possible Anti-Takeover Effects of Maryland Law and our Charter and Bylaws

Our charter and bylaws contain provisions that may make it more difficult for a third party to acquire control of us without the approval of our Board. In addition, provisions of the Maryland General Corporation Law may hinder or delay an attempted takeover of our company other than through negotiation with our Board. These provisions could discourage attempts to acquire us or remove our management even if some or a majority of our stockholders believe this action to be in their best interest, including attempts that might result in our stockholders’ receiving a premium over the market price of their shares of our capital stock.

Number of Directors; Classified Board of Directors; Removal; Vacancies.  The number of directors on our Board may only be altered by the action of a majority of the entire Board. Our Board is divided into three classes serving staggered three-year terms, with the directors in one of these classes being elected each year. Section 2-406(b)(3) of the Maryland General Corporation Law provides that stockholders of corporations that have classified boards may only remove directors for cause. Our charter provides that directors may be removed from office by stockholders only for cause, and then only by the affirmative vote of a majority of all votes entitled to be cast generally for the election of directors. The stockholders can fill a vacancy on the Board that results from the removal of a director. Vacancies resulting from the removal of a director that are not filled by the stockholders by the conclusion of the next succeeding annual meeting of the stockholders, can be filled by a majority vote of the remaining directors, whether or not sufficient to constitute a quorum. A vacancy resulting from an increase in the number of directors can be filled by a majority of the entire Board. A vacancy resulting from any other reason can be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum. A director elected by the Board to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Power to Issue Preferred Stock.  Our Board, has the authority, without further action by the holders of our Common Stock, to issue shares of preferred stock in one or more classes or series and to fix the relative designations, powers, preferences and privileges of the preferred stock, any or all of which may be greater than the rights of the Common Stock. Our Board, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock.

Power to Reclassify Shares of Our Stock.  Our charter authorizes our Board to classify and reclassify any unissued shares of capital stock into a class or other classes of preferred stock, preference stock, special stock or other stock and to divide and classify shares of any class into one or more series of such class. Prior to issuance of shares of each class or series, our Board is required by the Maryland General Corporation Law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms of conditions of redemption for each class or series.

Special Stockholders’ Meetings.  Our bylaws provide that special meetings of stockholders may be called only by a majority of the Board or by our chairman or chief executive officer, or by our stockholders only upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Advance Notice Provisions.  Our bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election as directors at any annual meeting of stockholders and to bring business before an annual meeting of our stockholders. Our bylaws provide that only persons who are nominated by or at the direction of our board or by a stockholder who has given timely written notice to our secretary before the meeting to elect directors will be eligible for election as our directors. Our bylaws also provide that any matter to be presented at any meeting of stockholders must be presented either by our board or by a stockholder in compliance with the procedures in our bylaws. A stockholder must give timely written notice to our secretary of its intention to present a matter before an annual meeting of stockholders.

Maryland Business Combination Act.  In addition to these provisions of our charter and bylaws, we are subject to the provisions of Maryland Business Combination Act (the “Business Combination Act”) which prohibits transactions between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Generally, pursuant to the Business Combination Act, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of a Maryland corporation’s voting stock. These provisions could have the effect of delaying, preventing or deterring a change in control of our company or reducing the price that certain investors might be willing to pay in the future for shares of our capital stock. In our charter and bylaws, we have elected not to have the Business Combination Act apply to a “business combination” (as such term is defined in the Business Combination Act) between us and Maurice B. Tosé, our President and Chief Executive Officer, or any entity controlling, controlled by or under common control with Mr. Tosé or by certain other persons or entities related to Mr. Tosé.

Maryland Control Share Acquisition Act.  The Maryland Control Share Acquisition Act may deny voting rights to shares involved in an acquisition of one-tenth or more of the voting stock of a Maryland corporation. In our charter and bylaws, we have elected not to have the Maryland Control Share Acquisition Act apply to any shares of our capital stock owned or beneficially held by Mr. Tosé or any entity controlling, controlled by or under common control with Mr. Tosé or by certain other persons or entities related to Mr. Tosé.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of indebtedness of TeleCommunication Systems, Inc., to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.

Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee (collectively, the “indenture”). The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. If we enter into any revised indenture or indenture supplement, we will file a copy of that supplement with the SEC. A form of the senior indenture and a form of the subordinated indenture under which we may issue our debt securities, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find Additional Information” above. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

General

We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payments on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.

The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part and if such series may be reopened from time to time;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	if applicable, the duration and terms of the right to extend interest payment periods;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of Class A Common Stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary and terms for the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	whether the debt securities will be guaranteed.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. We will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default in the prospectus supplement. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

If applicable, we will describe the terms on which you may convert debt securities into or exchange them for Class A Common Stock or other securities or property in the prospectus supplement. The conversion or exchange may be mandatory or may be at your option. We will describe how to calculate the number of shares of Class A Common Stock or other securities or property that you will receive upon conversion or exchange.

Subordination of Subordinated Debt Securities

We will pay the indebtedness underlying the subordinated debt securities if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

We will name any other paying agents for the debt securities of a particular series in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Except as may be provided for a series of debt securities, under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	our failure to pay the principal of or any premium on any debt security when due;

•	our failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	our failure to deposit any sinking fund payment when due;

•	our failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold moneys for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the U.S. that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may establish this trust only if:

•	no event of default has occurred and continues to occur;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF WARRANTS

Warrant to Purchase Class A Common Stock or Preferred Stock

The following summarizes the terms of Class A Common Stock warrants and preferred stock warrants we may issue. We urge you to read the detailed provisions of the stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

General.  We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, we will describe the terms of the stock warrants in a prospectus supplement, including, but not limited to

•	the offering price, if any;

•	the number of shares of Class A Common Stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•	if applicable, the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

•	the dates on which the right to exercise the stock warrants begins and expires;

•	U.S. federal income tax consequences;

•	call provisions, if any;

•	the currencies in which the offering price and exercise price are payable; and

•	if applicable, any antidilution provisions.

Exercise of Stock Warrants.  You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. You must pay the exercise price by cash or check when you surrender your stock warrant certificate. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of Class A Common Stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders.  Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders.

Warrants to Purchase Debt Securities

The following summarizes the terms of the debt warrants we may offer. We urge you to read the detailed provisions of the debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

General.  We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, we will describe the terms of the warrants in a prospectus supplement, including, but not limited to:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

•	if applicable, the date on and after which the debt warrants and any related securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the debt warrants begins and expires;

•	U.S. federal income tax consequences;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currencies in which the offering price and exercise price are payable; and

•	if applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which we will list in the prospectus supplement. You will not have any of the rights of holders of debt securities, except to the extent that the consent of warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security and the series of debt securities issuable upon exercise of the debt warrants. In addition, you will not receive payments of principal of and interest, if any, on the debt securities unless you exercise your debt warrant.

Exercise of Debt Warrants.  You may exercise debt warrants by surrendering to the debt warrant agent the debt warrant certificate, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver to you the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If you exercise fewer than all the debt warrants evidenced by any debt warrant certificate, the agent will deliver to you a new debt warrant certificate representing the unexercised debt warrants.

DESCRIPTION OF UNITS

General

We may issue units comprised of one or more debt securities, shares of Class A Common Stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any Class A Common Stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers or through a combination of any of these methods of sale. We will describe the terms of an offering of the securities in a prospectus supplement, including, but not limited to:

•	the name or names of any agents or underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (d) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (e) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer pursuant to this prospectus, other than the Class A Common Stock, which are traded on the NASDAQ Global Market, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. We cannot give any assurance as to the liquidity of the trading markets for any securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

DLA Piper LLP (US), Baltimore, Maryland, will pass for us upon the validity of the securities being offered hereby by us, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of TeleCommunication Systems, Inc. appearing in TeleCommunication Systems, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including the schedule appearing therein), and the effectiveness of TeleCommunication Systems, Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our corporate website is located at www.telecomsys.com, and our filings pursuant to Section 13(a) of the Exchange Act are available free of charge on our website under the tabs “Investor Relations — SEC Reports” as soon as reasonably practicable after such filings are electronically filed with the SEC. The information contained on our corporate website is not part of this prospectus or any prospectus supplement. Interested readers may also read and copy any materials that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C., 20549. Readers may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site (www.sec.gov) that contains our reports.

You should rely only upon the information provided in this prospectus or any prospectus supplement or incorporated herein or therein by reference. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any prospectus supplement, including any information incorporated herein or therein by reference, is accurate as of any date other than that set forth on the front cover of this prospectus or any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 3, 2009 and as amended on August 24, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the SEC on May 1, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on July 31, 2009 and as amended on August 3, 2009;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2009 and July 2, 2009; and

•	the description of our capital stock contained in our Registration Statement on Form S-1 (SEC File No. 333-35522) filed with the SEC on April 25, 2000 and as amended on June 19, 2000.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

TeleCommunication Systems, Inc.,
275 West Street,
Annapolis, Maryland 21401
(410) 263-7616
Attention: Investor Relations

[TELECOMMUNICATION SYSTEMS, INC. LOGO]

TELECOMMUNICATION SYSTEMS, INC.

PROSPECTUS

August 25, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by TeleCommunication Systems, Inc. All of the amounts shown are estimated except the SEC registration fee.

Securities and Exchange Commission registration fee	$8,370
Transfer agent’s and trustee’s fees and expenses	15,000
Printing and engraving expenses	20,000
Legal fees and expenses	40,000
Accounting fees and expenses	30,000
Miscellaneous expenses	6,630

Total	$120,000

14.	Indemnification of Officers and Directors

As permitted by the Maryland General Corporation Law (“MGCL”), Article Seventh, Paragraph (5) of TeleCommunication Systems, Inc.’s charter, provides for indemnification of directors and officers of TeleCommunication Systems, Inc., as follows:

(5) The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

The MGCL permits a corporation to indemnify its directors and officers (which include any person who is, or was, serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan), among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceedings and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

As permitted by the MGCL, Article Seventh, Paragraph (6) of TeleCommunication Systems, Inc.’s charter provides for limitation of liability of directors and officers of TeleCommunication Systems, Inc., as follows:

(6) To the fullest extent permitted by Maryland statutory of decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

As permitted under Section 2-418(k) of the MGCL, TeleCommunication Systems, Inc. has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not TeleCommunication Systems, Inc. would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

15.	Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

16.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on August 25, 2009.

TELECOMMUNICATION SYSTEMS, INC.

By:	/s/ Thomas M. Brandt, Jr.
Thomas M. Brandt, Jr.
Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Thomas M. Brandt, Jr. and Bruce A. White, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Maurice B. Tosé Maurice B. Tosé	President, Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2009

/s/ Thomas M. Brandt, Jr. Thomas M. Brandt, Jr.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	August 25, 2009

/s/ James M. Bethmann James M. Bethmann	Director	August 25, 2009

/s/ Clyde A. Heintzelman Clyde A. Heintzelman	Director	August 25, 2009

/s/ Jan C. Huly Jan C. Huly	Director	August 25, 2009

/s/ Richard A. Kozak Richard A. Kozak	Director	August 25, 2009

/s/ Weldon H. Latham Weldon H. Latham	Director	August 25, 2009

/s/ Richard A. Young Richard A. Young	Director	August 25, 2009

Exhibit Index

Exhibit
No.	Description	Incorporation by Reference

1.1	Form of Underwriting Agreement.	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
3.1	Amended and Restated Articles of Incorporation	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed on August 3, 2004.
3.2	Amended and Restated By-Laws	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed on August 3, 2004.
4.1	Specimen of certificate of Class A Common Stock	Incorporated by reference from the Company’s Registration Statement on Form S-1 (Securities and Exchange Commission File No. 333-35522) filed on August 8, 2000.
4.2	Form of Senior Indenture
4.3	Form of Subordinated Indenture
4.4	Form of Warrant	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
4.5	Form of Unit Agreement	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
4.6	Form of Articles Supplementary with respect to Preferred Stock	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
5.1	Opinion of DLA Piper LLP (US)
12.2	Statement of computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of DLA Piper LLP (US)	Included in Exhibit 5.1
24.1	Powers of Attorney	Included on signature page.
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.